Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2017 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX – March 6, 2018 -- Ideal Power Inc. (NASDAQ: IPWR), an innovative power conversion technology company, reported results for its fourth quarter and full year ended December 31, 2017.

Key 2017 and Subsequent Highlights:

•	Completed successful proof of concept testing of Bi-directional bi-polar junction TRANsistor (B-TRAN™) prototypes with test results supporting third-party simulations.

•	Signed a master purchase agreement with NEXTracker for solar + storage products utilizing the company’s SunDial™ series PV string inverter and Stabiliti™ power conversion systems (PCS) for commercial, industrial and utility sites throughout North America.

•	Shipped initial units to NEXTracker and its battery partner for NEXTracker’s NX Flow (previously named NX Fusion Plus) development and system integration.

•	Signed a master purchase agreement with Bosch, a leading global technology and services provider, to provide Stabiliti™ power conversion systems for Bosch’s high-efficiency building solutions.

•	Delivered 35 units of Stabiliti™ PCS to Sharp Electronics Corporation for a solar + storage integration project in a California school district.

•	Completed 750-Kilowatt purchase order with JLM Energy for Ideal Power’s Stabiliti™ Series products.

•	Introduced and received both UL 1741 and UL 1741 Supplement A (SA) certification of our next generation SunDial™ and Stabiliti™ series PCS.

•	Shipped multiple units for microgrid applications including projects with W Energies Solar One in Texas, Azimuth Energy in New York and Civic Solar in Saint Croix, U.S. Virgin Islands.

•	Solar Power World named Ideal Power’s 30-kW Stabiliti™ series as one of 2017’s Top Solar Inverter Products.

•	Completed a $15 million private placement in March with institutional and accredited investors. All members of senior management and the Board of Directors participated in the private placement.

•	Strengthened patent estate: currently have 78 issued patents, including 35 issued patents for B-TRAN™ with over 60 patent applications pending.

"The fourth quarter of 2017 was highlighted with the UL 1741 SA listing of our next generation 30 kW Stabiliti™ and SunDial™ series PCS and the NX-15 product for NEXTracker, both incorporating the newest standards for grid-tied systems and complement our new initiative in the solar + storage market,” said Dan Brdar, Chief Executive Officer.

“2017 was a year of transition for us as we shifted our focus from the slow-to-transact commercial and industrial standalone storage market, particularly for smaller systems, to the solar + storage and, to a lesser extent, microgrids markets. We look forward to NEXTracker closing on initial projects for its NX Flow incorporating our PCS and have started to see positive indications from other integration partners such as JLM, Sharp and now Bosch.

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“As we kickoff 2018 we are excited about the opportunity for our B-TRAN technology, a technology that has broad applicability to the power semiconductor market. With the recent completion of successful proof of concept testing of our B-TRAN™, we are looking forward to incorporating planned corrections and improvements in the B-TRAN™ manufacturing process followed by the fabrication of prototype engineering samples for potential customers and partners,” concluded Brdar.

Fourth Quarter and Full Year 2017 Financial Results

•	2017 product revenue decreased 26% to $1.2 million compared to 2016 product revenue of $1.6 million.

•	Q4 2017 product revenue totalled $0.2 million versus $0.4 million in Q4 2016.

•	2017 gross margins were negative 85% compared to negative 19% in 2016 and Q4 2017 gross margins were negative 46% compared to negative 10% gross margins in Q4 2016. Gross margins were negatively impacted by asset impairments and warranty reserve adjustments related to our discontinued first generation 30kW and 125kW products.

•	2017 net loss was $10.3 million compared to $11.0 million in 2016.

•	Q4 2017 net loss was $1.8 million compared to Q4 2016 net loss of $2.8 million.

•	2017 cash used in operating and investing activities was $7.8 million compared to $10.8 million in 2016.

•	Q4 2017 cash used in operating and investing activities was $1.7 million compared to $2.6 million in Q4 2016.

•	Cash and cash equivalents totalled $10.0 million as of December 31, 2017, with no long-term debt outstanding.

“2017 was a transformative year with respect to our cash management as we strengthened the company’s balance sheet with a $15 million private placement in the first quarter and produced our lowest annual cash burn in years,” said Tim Burns, Chief Financial Officer. “In fact, the $1.7 million cash burn seen in both the third and fourth quarters of 2017 was the lowest cash burn in our history as a public company and is a testament to the success of our aggressive cost reduction plan we implemented in the second quarter of 2017. We will continue to look for further opportunities to reduce our cash burn in 2018.”

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Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Tuesday, March 6, 2018
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1- 800-281-7973
International dial-in number:	1-323-794-2093
Conference ID:	7762706

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=128366 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 6, 2018.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	7762706

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers innovative solutions to system integrators and project developers, enabling distributed energy resources for applications both on and off the grid. Ideal Power’s products deliver reliability and compelling return on investment for renewable energy and storage applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of markets, including solar + storage, battery energy storage, and microgrids. For more information, visit www.IdealPower.com.

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Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, market acceptance of our products in the solar + storage market, the success of our B-TRAN technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, unanticipated costs in connection with the discontinuation our legacy product families, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed, whether our cost reduction efforts will be successful and other risks and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs – such as the SGIP in California – have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

MZ North America
Chris Tyson
949-491-8235

IPWR@mzgroup.us
www.mzgroup.us

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IDEAL POWER INC.

Balance Sheets

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$10,022,247	$4,204,916
Accounts receivable, net	221,084	378,658
Inventories, net	251,363	1,245,147
Prepayments and other current assets	283,208	312,593
Total current assets	10,777,902	6,141,314

Property and equipment, net	669,571	936,486
Intangible assets, net	2,082,014	1,905,556
Other assets	37,500	17,920
Total assets	$13,566,987	$9,001,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$449,475	$346,767
Accrued expenses	981,155	1,149,129
Total current liabilities	1,430,630	1,495,896

Long-term liabilities	456,234	265,418
Total liabilities	1,886,864	1,761,314

Commitments

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at December 31, 2017	1,518	--
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,998,465 shares issued and 13,996,121 shares outstanding at December 31, 2017 and 9,560,896 shares issued and 9,559,213 shares outstanding at December 31, 2016, respectively	13,998	9,561
Additional paid-in capital	67,081,359	52,310,481
Treasury stock, at cost; 2,344 shares at December 31, 2017 and 1,683 shares at December 31, 2016, respectively	(7,489)	(5,915)
Accumulated deficit	(55,409,263)	(45,074,165)
Total stockholders’ equity	11,680,123	7,239,962
Total liabilities and stockholders’ equity	$13,566,987	$9,001,276

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IDEAL POWER INC.

Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Product revenues	$238,590	$370,710	$1,212,270	$1,628,740

Cost of product revenues	347,614	408,084	2,241,682	1,939,712

Gross profit (loss)	(109,024)	(37,374)	(1,029,412)	(310,972)

Operating expenses:
Research and development	810,519	1,310,804	4,184,905	5,224,992
General and administrative	713,592	1,034,615	3,689,852	3,743,940
Sales and marketing	207,804	415,476	1,448,517	1,737,233
Total operating expenses	1,731,915	2,760,895	9,323,274	10,706,165

Loss from operations	(1,840,939)	(2,798,269)	(10,352,686)	(11,017,137)

Interest income	2,148	9,268	17,588	36,046

Net loss	$(1,838,791)	$(2,789,001)	$(10,335,098)	$(10,981,091)

Net loss per share – basic and fully diluted	$(0.13)	$(0.29)	$(0.78)	$(1.15)

Weighted average number of shares outstanding – basic and fully diluted	13,991,102	9,551,106	13,223,229	9,548,381

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IDEAL POWER INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,335,098)	$(10,981,091)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	192,693	85,375
Write-down of inventory	760,785	72,823
Depreciation and amortization	451,547	406,639
Write-off of fixed assets	54,261	47,560
Write-off of capitalized patents	279,982	116,969
Stock-based compensation	1,108,359	1,517,545
Decrease (increase) in operating assets:
Accounts receivable	(35,119)	408,841
Inventories	232,999	(679,993)
Prepaid expenses and other assets	9,805	(16,238)
Increase (decrease) in operating liabilities:
Accounts payable	102,708	(992,061)
Accrued expenses	(238,461)	(85,022)
Net cash used in operating activities	(7,415,539)	(10,098,653)
Cash flows from investing activities:
Purchase of property and equipment	(155,613)	(391,088)
Acquisition of intangible assets	(278,417)	(359,904)
Net cash used in investing activities	(434,030)	(750,992)
Cash flows from financing activities:
Net proceeds from issuance of common stock	13,657,331	—
Exercise of options and warrants	11,143	35,533
Payment of taxes related to restricted stock vesting	(1,574)	(3,258)
Net cash provided by financing activities	13,666,900	32,275
Net increase (decrease) in cash and cash equivalents	5,817,331	(10,817,370)
Cash and cash equivalents at beginning of year	4,204,916	15,022,286
Cash and cash equivalents at end of year	$10,022,247	$4,204,916

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